Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT,
 dated as of February 14, 2024

Bristol-Myers Squibb Company

$500,000,000 Floating Rate Notes due 2026
$1,000,000,000 4.950% Notes due 2026
$1,000,000,000 4.900% Notes due 2027
$1,750,000,000 4.900% Notes due 2029
$1,250,000,000 5.100% Notes due 2031
$2,500,000,000 5.200% Notes due 2034
$500,000,000 5.500% Notes due 2044
$2,750,000,000 5.550% Notes due 2054
$1,750,000,000 5.650% Notes due 2064

New York, New York
February 14, 2024

To the Representatives named in
Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of June 1, 1993 (the “Base Indenture”), as supplemented by the fifteenth supplemental indenture, to be dated as of February 22, 2024 (the “Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 26 hereof.

1.          Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 of the Act on Form S-3 (File No. 333-261623) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, became effective in such form; no other document with respect to such registration statement (including all documents incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission (other than the documents heretofore incorporated by reference therein and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” (as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information (as defined below));

(c)          For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared (and to be subsequently filed) pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information to be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein provided that the parties hereto agree that the only such information provided by the Underwriters to the Company consists of the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” and the information concerning short sales, purchases to cover positions created by short sales by the Underwriters and stabilizing transactions and contained in the seventh and eighth paragraphs under the caption “Underwriting” (such information, the “Underwriter Information”).

(d)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Pricing Prospectus, and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(e)          The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when read together with the other information in the Pricing Disclosure Package; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Pricing Disclosure Package; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information); and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(f)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information);

(g)          Neither the Company nor any of its Significant Subsidiaries, as defined in Rule 1-02 (w) of Regulation S-X under the Act (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(h)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(i)          The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(j)          The Securities have been duly authorized by the Company, and when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and assuming the due authorization, execution and delivery by the Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law;

(k)          The Indenture has been duly authorized, and, assuming due execution and delivery by the Trustee, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions;

(l)          The Indenture and the Securities will conform, in all material respects, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented, and the Indenture will comply with the requirements for qualification under the Trust Indenture Act;

(m)          This Agreement has been duly authorized, executed and delivered by the Company;

(n)          None of the issuance and sale of the Securities, the execution, delivery and performance by the Company of its obligations under this Agreement and the Indenture (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the Indenture and the issuance and sale of the Securities, except in each case (1) such as the Company is not required to have obtained or made as of the date hereof, but will have been obtained prior to the Closing Date or, to the extent applicable, within the prescribed period under applicable law; (2) such as have been obtained (or in the case of a filing, made) and are in full force and effect; and (3) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the transactions contemplated thereby, and solely in connection with the Company’s obligations under the federal securities laws;

(o)          The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, are accurate, complete and fair in all material respects;

(p)          Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect;

(q)          Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, either (a) a Material Adverse Effect or (b) a material adverse effect on the performance of this Agreement, the Indenture, or the Securities by the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r)          Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its Significant Subsidiaries each possesses or has the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(s)          Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court, in any case relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”); (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws; (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) has received any written notice of any claim under any environmental laws and the Company is not aware of any pending investigation that could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(t)          The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)          (i) (A) At the time of filing the Registration Statement; (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); and (C) at the time the Company (or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)          Except as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and the Company’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(w)          Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and audited the Company’s internal control over financial reporting is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(x)          Subject to the assumptions, limitations, qualifications and conditions set forth therein, the statements made in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” insofar as they relate to matters of United States federal income tax law constitute a fair summary in all material respects of the matters so discussed;

(y)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2023, the Company’s internal control over financial reporting was effective. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, other than as disclosed in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aa)          Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, (i) the Company has not been notified of, and has no knowledge of any material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), except in the case of this clause (i) as would not, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company; (ii) the Company is presently in compliance with applicable laws or statutes relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, expect as would not, individually or in the aggregate, have a result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices;

(bb)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, as of December 31, 2023, such disclosure controls and procedures were effective; and

(cc)          The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.          Delivery and Payment.  Delivery of, and payment for, the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds or other immediately available funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”).

4.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

5.          Agreements.  The Company agrees with the several Underwriters:

(a)          To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof as they shall reasonably request; to prepare a final term sheet in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act (the “Final Term Sheet”); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173 under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or any amended Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Pricing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the Representatives so that any use of the Pricing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request;

(d)          Prior to 5:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time during any period when the Prospectus is required to be delivered in connection with the offering and sale of the Securities, to furnish the Underwriters with electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)          To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)          To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that any such required filing fees shall be paid prior to the Closing Date;

(g)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)          To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act; and

(i)          Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6.          Further Agreements.

(a)          (i) The Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

 (ii)      each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than one or more term sheets relating to the Securities that do not require the Company to file any material with the Commission other than the filing of the Final Term Sheet within two days as provided in Rule 433(d)(5)(ii); and

(iii)      any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other filing relating to the Securities made in reliance on the exemption of Rule 163 under the Act) is listed on Schedule III(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information).

7.          Expenses.  The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, Pricing Disclosure Package, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements to any of the foregoing, prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 1(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, iv) any fees charged by securities rating services for rating the Securities; v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, viii) the cost of the preparation, issuance and delivery of the Securities, ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants in connection with the road show, and x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 and Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make related to such resales.

8.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)         The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Company and shall so state therein. The Company intends and agrees that Kirkland & Ellis LLP is authorized to rely upon all of the representations made by the Company in this Agreement in connection with rendering its opinions pursuant to this subsection;

(c)          The Underwriters shall have received on the Closing Date an opinion of internal counsel to the Company in form and substance reasonably satisfactory to the Underwriters;

(d)          The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriters in form and substance reasonably satisfactory to the Underwriters and their counsel, a letter containing information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus dated as of the date hereof and as of the Closing Date, respectively; provided that such letter shall use a “cut-off” date for the procedures referenced therein no earlier than two business days prior to the respective dates of delivery;

(f)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus that, in judgment of the Representatives, is so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(g)          On or after the Applicable Time, other than any downgrade, notice of any intended or potential downgrading of, or any review for a possible change consisting of, a “one notch” downgrade by either of S&P Global Ratings (“S&P”) and/or Moody’s Investor Services (“Moody’s”) in (x) the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or (y) the rating outlook for the Company, there shall not have occurred any downgrading, or notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change by S&P or Moody’s in (i) the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or (ii) the rating outlook for the Company;

(h)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(j)          The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate, dated the Closing Date and signed by an officer of the Company, on behalf of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to the matters set forth in subsections (a), (f) and (g) of this Section.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

9.          Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein (other than the occurrence of any of the events described in clauses (ii) (solely to the extent that such event is not caused by conduct of the Company), (iii), (iv) or (v) of Section 8(h)), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 10 hereof.

10.          Indemnification and Contribution.

(a)          The Company will indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in the light of the circumstances under which they were made) not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information;

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with respect to any Underwriter Information;

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint; and

(e)          The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Pricing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancelation of this Agreement.

13.          Disclosure Authorization.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

14.          Authority of Representatives.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

15.          Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by electronic communication, mail, or facsimile transmission to the address of each Representative as follows:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: (646) 291-1469

BofA Securities, Inc.
114 West 47th Street
NY8-114-07-01
New York, New York 10036
Attention: High Grade Debt Capital Markets Transaction Management/Legal
Fax: (212) 901-7881

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Debt Capital Markets
Email: legalnotices@mizuhogroup.com

and (ii) if to the Company shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.          Time of the Essence.  Time shall be of the essence of this Agreement.

19.          No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20.          Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)          the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)          the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)          the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)          the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)          For the purposes of this Section 20:

(i)         “Bail-in Legislation” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time (the “EU Bail-in Legislation”) or, (ii) in the case of the United Kingdom, the “U.K. Bail-in Legislation”;

(ii)       “Bail-in Powers” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any Write-down and Conversion Powers as defined in relation to the EU Bail-in Legislation and (ii) in the case of the United Kingdom, the powers under the U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability (“U.K. Bail-in Powers”);

(iii)      “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)      “BRRD Liability” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, a liability in respect of which the relevant Write Down and Conversion Powers under the EU Bail-in Legislation may be exercised and (ii) in the case of the United Kingdom, a liability in respect of which the U.K. Bail-in Powers may be exercised;

(v)       “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage);

(vi)      “U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(vii)     “Relevant Resolution Authority” means the resolution authority with the ability to exercise the relevant Bail-in Powers in relation to the relevant Underwriter.

21.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

23.          Waiver of Jury Trial.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

25.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

26.          Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Electronic Signatures” shall mean any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 415”, “Rule 424” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

27.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 27, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us your counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall represent a binding agreement among the Company and the several Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Kimberly M. Jablonski
Name: Kimberly M. Jablonski
Title: Senior Vice President, Chief Compliance & Ethics Officer, Corporate Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BofA Securities, Inc.

By:	/s/ Douglas Muller
Name:	Douglas Muller
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Mizuho Securities USA LLC

By:	/s/ Moshe Tomkiewicz
Name:	Moshe Tomkiewicz
Title:	Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Issuer Free Writing Prospectus, dated
February 14, 2024
Filed Pursuant to Rule 433 of the Securities Act of 1933
Registration Statement No. 333-261623

Bristol-Myers Squibb Company
Pricing Term Sheet
 February 14, 2024

$500,000,000 Floating Rate Notes due 2026 (the “Floating Rate Notes”)
$1,000,000,000 4.950% Notes due 2026 (the “2026 Notes”)
$1,000,000,000 4.900% Notes due 2027 (the “2027 Notes”)
$1,750,000,000 4.900% Notes due 2029 (the “2029 Notes”)
$1,250,000,000 5.100% Notes due 2031 (the “2031 Notes”)
$2,500,000,000 5.200% Notes due 2034 (the “2034 Notes”)
$500,000,000 5.500% Notes due 2044 (the “2044 Notes”)
$2,750,000,000 5.550% Notes due 2054 (the “2054 Notes”)
$1,750,000,000 5.650% Notes due 2064 (the “2064 Notes”)

This pricing term sheet (the “Pricing Term Sheet”) supplements the prospectus supplement issued by Bristol-Myers Squibb Company on February 13, 2024 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated December 13, 2021 (the “Prospectus”) and supersedes the information in the Preliminary Prospectus Supplement and Prospectus. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Prospectus and should be read together with the Preliminary Prospectus Supplement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein before a decision is made in connection with an investment in the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

1

$500,000,000 Floating Rate Notes due 2026

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 20, 2026
Current Issuer Ratings**:	[Intentionally Omitted]
Public Offering Price:	100.000%, plus accrued and unpaid interest, if any, from February 22, 2024
Interest Rate Basis:	Compounded SOFR (as defined below)
Spread to Compounded SOFR:	+49 bps
Interest Payment Dates:	February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2024
Interest Reset Dates:	Each Floating Rate Interest Payment Date
Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on May 18, 2024, plus 49 bps
Interest Determination Date:	The second U.S. Government Securities Business Day preceding each Floating Rate Interest Payment Date
Interest Period:
The period from and including a Floating Rate Interest Payment Date (or, in the case of the initial Interest Period, the Settlement Date) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date

Observation Period:
The period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the Settlement Date to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date

Par Call Date:	N/A
Make-Whole Call:	N/A
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.200%
CUSIP / ISIN:	110122 EM6 / US110122EM67
Calculation Agent:	The Bank of New York Mellon
Day Count Convention:	Actual / 360

2

$1,000,000,000 4.950% Notes due 2026

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 20, 2026
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.948% of principal amount
Yield to Maturity:	4.978%
Interest Payment Dates:	February 20 and August 20, commencing August 20, 2024
Record Dates:	February 1 and August 1
Coupon:	4.950% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+40 bps
Benchmark Treasury:	UST 4.250% due January 31, 2026
Benchmark Treasury Price and Yield:	99-12+; 4.578%
Par Call Date:	N/A
Make-Whole Call:	T+10 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.200%
CUSIP / ISIN:	110122 ED6 / US110122ED68
Day Count Convention:	30 / 360

3

$1,000,000,000 4.900% Notes due 2027

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2027
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.892% of principal amount
Yield to Maturity:	4.939%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	4.900% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+55 bps
Benchmark Treasury:	UST 4.125% due February 15, 2027
Benchmark Treasury Price and Yield:	99-08+; 4.389%
Par Call Date:	On or after January 22, 2027
Make-Whole Call:	T+10 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.250%
CUSIP / ISIN:	110122 EE4 / US110122EE42
Day Count Convention:	30 / 360

4

$1,750,000,000 4.900% Notes due 2029

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2029
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.790% of principal amount
Yield to Maturity:	4.948%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	4.900% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+70 bps
Benchmark Treasury:	UST 4.000% due January 31, 2029
Benchmark Treasury Price and Yield:	98-28¾; 4.248%
Par Call Date:	On or after January 22, 2029
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.350%
CUSIP / ISIN:	110122 EF1 / US110122EF17
Day Count Convention:	30 / 360

5

$1,250,000,000 5.100% Notes due 2031

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,250,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2031
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.843% of principal amount
Yield to Maturity:	5.127%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.100% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+85 bps
Benchmark Treasury:	UST 4.000% due January 31, 2031
Benchmark Treasury Price and Yield:	98-11; 4.277%
Par Call Date:	On or after December 22, 2030
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	101%, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
Underwriting Discount:	0.400%
CUSIP / ISIN:	110122 EG9 / US110122EG99
Day Count Convention:	30 / 360

6

$2,500,000,000 5.200% Notes due 2034

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$2,500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2034
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.977% of principal amount
Yield to Maturity:	5.203%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.200% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+95 bps
Benchmark Treasury:	UST 4.000% due February 15, 2034
Benchmark Treasury Price and Yield:	97-30+; 4.253%
Par Call Date:	On or after November 20, 2033
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.450%
CUSIP / ISIN:	110122 EH7 / US110122EH72
Day Count Convention:	30 / 360

7

$500,000,000 5.500% Notes due 2044

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$500,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2044
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.245% of principal amount
Yield to Maturity:	5.563%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.500% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+100 bps
Benchmark Treasury:	UST 4.750% due November 15, 2043
Benchmark Treasury Price and Yield:	102-13; 4.563%
Par Call Date:	On or after August 22, 2043
Make-Whole Call:	T+15 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.750%
CUSIP / ISIN:	110122 EJ3 / US110122EJ39
Day Count Convention:	30 / 360

8

$2,750,000,000 5.550% Notes due 2054

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$2,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2054
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.609% of principal amount
Yield to Maturity:	5.577%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.550% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+115 bps
Benchmark Treasury:	UST 4.750% due November 15, 2053
Benchmark Treasury Price and Yield:	105-10; 4.427%
Par Call Date:	On or after August 22, 2053
Make-Whole Call:	T+20 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.800%
CUSIP / ISIN:	110122 EK0 / US110122EK02
Day Count Convention:	30 / 360

9

$1,750,000,000 5.650% Notes due 2064

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,750,000,000
Trade Date:	February 14, 2024
Settlement Date*:	February 22, 2024 (T+5)
Maturity Date:	February 22, 2064
Current Issuer Ratings**:	[Intentionally Omitted]
Reoffer Price:	99.575% of principal amount
Yield to Maturity:	5.677%
Interest Payment Dates:	February 22 and August 22, commencing August 22, 2024
Record Dates:	February 1 and August 1
Coupon:	5.650% annually, accruing from and including February 22, 2024
Spread to Benchmark Treasury:	+125 bps
Benchmark Treasury:	UST 4.750% due November 15, 2053
Benchmark Treasury Price and Yield:	105-10; 4.427%
Par Call Date:	On or after August 22, 2063
Make-Whole Call:	T+20 bps
Special Mandatory Redemption:	N/A
Underwriting Discount:	0.800%
CUSIP / ISIN:	110122 EL8 / US110122EL84
Day Count Convention:	30 / 360

10

Joint Lead Managers and Joint Book-Running Managers:	Citigroup Global Markets Inc. BofA Securities, Inc. Wells Fargo Securities, LLC Mizuho Securities USA LLC

Joint Book-Running Managers:
Barclays Capital Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC UBS Securities LLC

Co-Managers:	Scotia Capital (USA) Inc. PNC Capital Markets LLC

Junior Co-Managers:	CAVU Securities LLC R. Seelaus & Co., LLC Drexel Hamilton, LLC Roberts & Ryan, Inc. Samuel A. Ramirez & Company, Inc.

Additional Modifications to the Preliminary Prospectus Supplement:

In addition to the pricing information above, the Preliminary Prospectus Supplement will be updated to include the following changes relating to the Floating Rate Notes, and other corresponding changes will be deemed to be made where applicable throughout the Preliminary Prospectus Supplement.

Under the caption “Description of Notes,” the following terms relating to the Floating Rate Notes will be added:

Floating Rate Notes

The Floating Rate Notes will mature on February 20, 2026.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.490%. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2024, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the February 20, May 20, August 20 or November 20 of any year is not a Business Day, then the next succeeding Business Day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the Business Day immediately preceding such February 20, May 20, August 20 or November 20, and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

The interest rate for the initial Interest Period will be Compounded SOFR determined on May 18, 2024, plus 0.490%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.490%.

The Bank of New York Mellon, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)          the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)          if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)          if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)          if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “- Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)          will be conclusive and binding absent manifest error;

(2)          if made by us, will be made in our sole discretion;

(3)          if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(4)          notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)          the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)          the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)         the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)         the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)         if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)         the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)          a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Under the caption “Risk Factors”, the following risk factors relating to the Floating Rate Notes will be added:

The amount of interest payable on the Floating Rate Notes is set only once per period based on Compounded SOFR, which rate may fluctuate substantially.

The amount of interest payable on the Floating Rate Notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of Compounded SOFR on an interest payment date or at other times during an Interest Period (as defined herein) may be higher than the level of Compounded SOFR on the Interest Determination Date (as defined herein)  on which the interest rate is determined for such Interest Period, you will not benefit from the level of Compounded SOFR at any time other than on such Interest Determination Date. As a result, changes in Compounded SOFR may not result in a comparable change in the market value of the Floating Rate Notes.

Interest payments due on the Floating Rate Notes will only be capable of being determined near the end of the relevant Interest Period.

Interest payments due on the Floating Rate Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of the Floating Rate Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.

Any failure of SOFR to gain market acceptance could adversely affect value of the Floating Rate Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the Floating Rate Notes and the price at which you can sell such debt securities.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of the Floating Rate Notes may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Floating Rate Notes. Changes in the levels of SOFR may affect the return on the Floating Rate Notes and the trading price of the Floating Rate Notes, but it is impossible to predict whether such levels will rise or fall.

The secondary trading market for the Floating Rate Notes may be limited.

Because SOFR is a relatively new market rate, an established trading market for the Floating Rate Notes may never develop or may not be very liquid. If SOFR does not prove to be widely used in floating rate debt securities, the trading price of the Floating Rate Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices and marketability of the Floating Rate Notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

SOFR may be more volatile than other market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Floating Rate Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate debt securities.

The interest rate on the Floating Rate Notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

The interest rate for the Floating Rate Notes for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula that uses the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. See “Description of Notes—Floating Rate Notes.” For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such Compounded SOFR Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the specific formula for Compounded SOFR used in the calculated of the interest rate for the Floating Rate Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR as described under “Description of Notes—Floating Rate Notes” before making an investment in the Floating Rate Notes. If the market adopts a different calculation method than used for the Floating Rate Notes, that will likely adversely affect the market value of the Floating Rate Notes.

The SOFR Index may be modified or discontinued, and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of the Floating Rate Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate on the Floating Rate Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

Interest on the Floating Rate Notes will be calculated using a reference rate other than Compounded SOFR if a Benchmark Transition Event occurs.

If we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) has occurred, the interest rate on the Floating Rate Notes will no longer be determined by reference to Compounded SOFR, but instead by reference to a different rate or a different Benchmark (as defined herein), plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under  “Description of Notes—Floating Rate Notes”

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the Floating Rate Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on the Floating Rate Notes, which could adversely affect the return on, value of and market for the Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to Compounded SOFR or that any Benchmark Replacement will produce the economic equivalent of Compounded SOFR as a reference rate for interest on the Floating Rate Notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for Compounded SOFR.

The terms of the Floating Rate Notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on the Floating Rate Notes if a Benchmark Transition Event occurs. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the Federal Reserve Board), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, we or our designee. The substitution of a Benchmark Replacement may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

The Benchmark transition provisions under the indenture will also provide for certain adjustments to be made with respect to any Benchmark Replacement (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors)  to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary). However, such adjustments will not necessarily make the Benchmark Replacement equivalent to Compounded SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis. There can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes).

Furthermore, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for the Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if the then-current Benchmark continues to be published.

A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the then-current Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the Floating Rate Notes may be adversely affected.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Floating Rate Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the Floating Rate Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the Floating Rate Notes. In particular, if a Benchmark Transition Event occurs with respect to the Floating Rate Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions described under “Description of Notes—Floating Rate Notes—Effect of a Benchmark Transition Event,” and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis, and in turn the calculation of Compounded SOFR, cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion as further described under “Description of Notes — Floating Rate Notes” and will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the Floating Rate Notes or any other party. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

Under the caption “Material United Stated Federal Income Tax Considerations,” the following disclosure relating to the Floating Rate Notes will be added:

Variable Rate Notes

A “Variable Rate Note” is a Note that

(1)	has an issue price that does not exceed the total noncontingent principal payments on such note by more than the lesser of:

(a)	the product of:

•	the total noncontingent principal payments;

•	the number of complete years to maturity from the issue date; and

•	0.015; or

(b)	15 percent of the total noncontingent principal payments; and

(2)	does not provide for stated interest other than stated interest compounded or paid at least annually at:

(a)	one or more “qualified floating rates;”

(b)	a single fixed rate and one or more qualified floating rates;

(c)	a single “objective rate;” or

(d)	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A variable rate is a “qualified floating rate” if

(1)	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or

(2)	it is equal to the product of such a rate and either:

(a)	a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the applicable series of Notes or are not reasonably expected to significantly affect the yield on such series of Notes. Under these rules, based on the manner in which the interest rates on the Floating Rate Notes are determined, we expect that the Floating Rate Notes will be treated as bearing a “qualified floating rate” of interest. Therefore, based on the expected issue price and terms of the Floating Rate Notes, the Floating Rate Notes will be treated as Variable Rate Notes, and the remainder of this discussion assumes such treatment.

In general, if a series of Variable Rate Notes, like the Floating Rate Notes, provides for stated interest at a single qualified floating rate, and the interest is unconditionally payable in cash at least annually, all stated interest on the Variable Rate Note is qualified stated interest that is taxable to the holder in accordance with the holder’s method of accounting as described above.

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*We expect that delivery of the Notes will be made against payment therefor on February 22, 2024, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

**These issuer ratings are not a recommendation to buy, sell or hold the Notes. The ratings may be subject to revision or withdrawal at any time by the relevant rating agency. Each of the issuer ratings included herein should be evaluated independently of any other issuer rating. No report of any rating agency is incorporated by reference herein.

The issuer has filed a registration statement (including the Prospectus and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and Preliminary Prospectus Supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, the underwriters or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, BofA Securities, Inc. at 1-800-294-1322, Wells Fargo Securities, LLC at 1-800-645-3751 or Mizuho Securities USA LLC at 1-866-271-7403.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where it is unlawful or where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the Notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another e-mail system.

SCHEDULE II

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased
Citigroup Global Markets Inc.	$67,500,000	$135,000,000	$135,000,000	$236,250,000	$168,750,000
BofA Securities, Inc.	$67,500,000	$135,000,000	$135,000,000	$236,250,000	$168,750,000
Wells Fargo Securities, LLC	$44,500,000	$89,000,000	$89,000,000	$155,750,000	$111,250,000
Mizuho Securities USA LLC	$39,250,000	$78,500,000	$78,500,000	$137,375,000	$98,125,000
Barclays Capital Inc.	$28,500,000	$57,000,000	$57,000,000	$99,750,000	$71,250,000
J.P. Morgan Securities LLC	$28,500,000	$57,000,000	$57,000,000	$99,750,000	$71,250,000
Morgan Stanley & Co. LLC	$28,500,000	$57,000,000	$57,000,000	$99,750,000	$71,250,000
Deutsche Bank Securities Inc.	$20,250,000	$40,500,000	$40,500,000	$70,875,000	$50,625,000
MUFG Securities Americas Inc.	$20,250,000	$40,500,000	$40,500,000	$70,875,000	$50,625,000
SMBC Nikko Securities America, Inc.	$20,250,000	$40,500,000	$40,500,000	$70,875,000	$50,625,000
Standard Chartered Bank	$20,250,000	$40,500,000	$40,500,000	$70,875,000	$50,625,000
U.S. Bancorp Investments, Inc.	$20,250,000	$40,500,000	$40,500,000	$70,875,000	$50,625,000
BNP Paribas Securities Corp.	$16,000,000	$32,000,000	$32,000,000	$56,000,000	$40,000,000
HSBC Securities (USA) Inc.	$16,000,000	$32,000,000	$32,000,000	$56,000,000	$40,000,000
SG Americas Securities, LLC	$16,000,000	$32,000,000	$32,000,000	$56,000,000	$40,000,000
UBS Securities LLC	$16,000,000	$32,000,000	$32,000,000	$56,000,000	$40,000,000
Scotia Capital (USA) Inc.	$12,500,000	$25,000,000	$25,000,000	$43,750,000	$31,250,000
PNC Capital Markets LLC	$10,000,000	$20,000,000	$20,000,000	$35,000,000	$25,000,000
CAVU Securities LLC	$1,900,000	$3,800,000	$3,800,000	$6,650,000	$4,750,000
R. Seelaus & Co., LLC	$1,900,000	$3,800,000	$3,800,000	$6,650,000	$4,750,000
Drexel Hamilton, LLC	$1,500,000	$3,000,000	$3,000,000	$5,250,000	$3,750,000
Roberts & Ryan, Inc.	$1,350,000	$2,700,000	$2,700,000	$4,725,000	$3,375,000
Samuel A. Ramirez & Company, Inc.	$1,350,000	$2,700,000	$2,700,000	$4,725,000	$3,375,000
Total	$500,000,000	$1,000,000,000	$1,000,000,000	$1,750,000,000	$1,250,000,000

Underwriters	Principal Amount of 2034 Notes to be Purchased	Principal Amount of 2044 Notes to be Purchased	Principal Amount of 2054 Notes to be Purchased	Principal Amount of 2064 Notes to be Purchased
Citigroup Global Markets Inc.	$337,500,000	$67,500,000	$371,250,000	$236,250,000
BofA Securities, Inc.	$337,500,000	$67,500,000	$371,250,000	$236,250,000
Wells Fargo Securities, LLC	$222,500,000	$44,500,000	$244,750,000	$155,750,000
Mizuho Securities USA LLC	$196,250,000	$39,250,000	$215,875,000	$137,375,000
Barclays Capital Inc.	$142,500,000	$28,500,000	$156,750,000	$99,750,000
J.P. Morgan Securities LLC	$142,500,000	$28,500,000	$156,750,000	$99,750,000
Morgan Stanley & Co. LLC	$142,500,000	$28,500,000	$156,750,000	$99,750,000
Deutsche Bank Securities Inc.	$101,250,000	$20,250,000	$111,375,000	$70,875,000
MUFG Securities Americas Inc.	$101,250,000	$20,250,000	$111,375,000	$70,875,000
SMBC Nikko Securities America, Inc.	$101,250,000	$20,250,000	$111,375,000	$70,875,000
Standard Chartered Bank	$101,250,000	$20,250,000	$111,375,000	$70,875,000
U.S. Bancorp Investments, Inc.	$101,250,000	$20,250,000	$111,375,000	$70,875,000
BNP Paribas Securities Corp.	$80,000,000	$16,000,000	$88,000,000	$56,000,000
HSBC Securities (USA) Inc.	$80,000,000	$16,000,000	$88,000,000	$56,000,000
SG Americas Securities, LLC	$80,000,000	$16,000,000	$88,000,000	$56,000,000
UBS Securities LLC	$80,000,000	$16,000,000	$88,000,000	$56,000,000
Scotia Capital (USA) Inc.	$62,500,000	$12,500,000	$68,750,000	$43,750,000
PNC Capital Markets LLC	$50,000,000	$10,000,000	$55,000,000	$35,000,000
CAVU Securities LLC	$9,500,000	$1,900,000	$10,450,000	$6,650,000
R. Seelaus & Co., LLC	$9,500,000	$1,900,000	$10,450,000	$6,650,000
Drexel Hamilton, LLC	$7,500,000	$1,500,000	$8,250,000	$5,250,000
Roberts & Ryan, Inc.	$6,750,000	$1,350,000	$7,425,000	$4,725,000
Samuel A. Ramirez & Company, Inc.	$6,750,000	$1,350,000	$7,425,000	$4,725,000
Total	$2,500,000,000	$500,000,000	$2,750,000,000	$1,750,000,000

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SCHEDULE III

Schedule III(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Each electronic “road show” as defined in Rule 433(h) furnished to the Underwriters prior to use that the Underwriters and the Company have agreed may be used in connection with the offering of the Securities.

Schedule III(b)          Additional Documents Incorporated by Reference:

None.

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